EXHIBIT 99.1

Home BancShares, Inc. Announces Record Net Income of $66.5 Million for 2013

CONWAY, Ark., Jan. 16, 2014 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced record net income for the year ended December 31, 2013 of $66.5 million compared to $63.0 million for the year ended 2012. Diluted earnings per share for the year ended 2013 was $1.14 per share compared to $1.11 per share for 2012. Excluding the $18.4 million of 2013 merger expenses associated with the recently completed acquisition of Liberty Bancshares, Inc. (Liberty), diluted earnings per share for the year ended 2013 was $1.33 per share. Excluding the net total expense of $2.0 million for merger expenses and gain on acquisition associated with the three acquisitions completed during 2012, diluted earnings per share for the year ended 2012 was $1.13 per share. Excluding merger expenses and acquisition gain, this represents an increase of $0.20 per share or 17.7% for the year ended 2013 when compared to the previous year.

For the fourth quarter of 2013, the Company recorded quarterly net income of $13.0 million, or $0.19 diluted earnings per common share, compared to $16.9 million of net income, or $0.30 diluted earnings per common share for the same quarter in 2012. Excluding the $17.3 million of fourth quarter 2013 merger expenses associated with the Liberty Bancshares, Inc. acquisition, diluted earnings per share for the fourth quarter 2013 was $0.37 per share. Excluding the net total income of $36,000 for merger expenses and gain on acquisition associated with the two acquisitions completed during the fourth quarter of 2012, diluted earnings per share for the fourth quarter 2012 was $0.30 per share. Excluding merger expenses and acquisition gain, this represents an increase of $0.07 per share or 23.3% for the fourth quarter 2013 when compared to the fourth quarter of the previous year.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the fourth quarter of 2013 was $0.21 compared to $0.31 diluted earnings per share excluding intangible amortization (split adjusted) for the same period in 2012.

"During the fourth quarter we made a game-changing purchase with the Liberty acquisition. It was a historical accomplishment for Home BancShares to be able to complete Arkansas's largest ever in-state bank acquisition plus convert the core operating systems in the same quarter. This impressive execution has the Company in position to realize the anticipated cost savings, thereby rewarding our shareholders," said John Allison, Chairman. "Our team is focused on this important task and is working to recognize these enhancements as quickly as possible. I am looking forward to watching our team succeed in this process. As a result, I believe there is a bright future for us during 2014."

"We have been able to achieve many successes throughout the year that positioned us to be ready to handle the acquisition of Liberty," said Randy Sims, Chief Executive Officer. "As for the financial results, we are proud of the record profit reported for 2013. It was a truly remarkable financial performance year with the Company reporting net income of $66.5 million and diluted earnings per share of $1.14 per share or net income of $77.7 million and diluted earnings per share of $1.33 excluding merger expenses. During the year we have been focused on our efficiency ratio and net interest margin. These efforts have paid off as we are pleased to report an impressive 45.49% core efficiency ratio and 5.19% net interest margin for the year."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our fourth quarter 2013 impairment testing, eight FDIC loss sharing pools evaluated by the Company were determined to have a material projected credit improvement. As a result of this improvement, the Company will recognize approximately $14.1 million as an adjustment to yield over the weighted average life of the loans ($1.8 million was recognized during the fourth quarter of 2013). Improvements in credit quality decrease the basis in the related indemnification asset and increase our FDIC true-up liability. This positive event will reduce the indemnification asset by approximately $8.4 million ($1.3 was recognized for the fourth quarter of 2013) and increase our FDIC true-up liability by $1.3 million ($46,000 was recognized for the fourth quarter of 2013). The $8.4 million will be amortized over the weighted average life of the shared-loss agreement. This amortization will be shown as a reduction to FDIC indemnification non-interest income. The $1.3 million will be expensed over the remaining true-up measurement date as other non-interest expense.

Additionally, during our fourth quarter 2013 impairment testing, five FDIC loss sharing pools evaluated by the Company were determined to have material projected credit deterioration. As a result of the deterioration, the Company recognized $3.9 million in the allowance for loan losses for covered loans. Since these losses will be under loss share with the FDIC, the Company was able to establish an additional $3.1 million of indemnification asset. The financial impact of this impairment testing was $891,000 of provision for loan losses for covered loans.

Net interest income for the fourth quarter of 2013 increased 62.4% to $67.1 million from $41.3 million during the fourth quarter of 2012.  For the fourth quarter of 2013, the effective yield on non-covered loans and covered loans was 6.00% and 12.93%, respectively.  Net interest margin, on a fully taxable equivalent basis, was 5.09% for the quarter just ended compared to 4.86% in the fourth quarter of 2012, an increase of 23 basis points. The pools which have been determined to have material projected credit improvement as a result of the quarterly impairment testing during 2013 and the acquisition of Liberty have significantly changed the mix and metrics on the net interest margin over the year. Although there have been many changes throughout the year, the Company continues to remain focused on expanding its net interest margin through opportunities such as improved pricing on interest-bearing deposits.

The Company reported $12.2 million of non-interest income for the fourth quarter of 2013, compared to $16.2 million for the fourth quarter of 2012. Excluding gain on acquisitions, non-interest income for the fourth quarter of 2013 was $12.2 million compared to $11.0 million for the fourth quarter of 2012. The most important components of the fourth quarter non-interest income were $6.0 million from service charges on deposits accounts, $5.4 million from other service charges and fees, $1.5 million from mortgage lending income, $840,000 from other income, $778,000 from insurance commissions, and $347,000 from gain on sale of OREO offset by the $2.9 million of net amortization on the FDIC indemnification asset.

Non-interest expense for the fourth quarter of 2013 was $54.9 million compared to $29.6 million for the fourth quarter of 2012. Excluding merger expenses, non-interest expense for the fourth quarter of 2013 was $37.6 million compared to $24.4 million for the fourth quarter of 2012. These increases are primarily associated with the acquisition of Liberty during the fourth quarter of 2013. Excluding merger expenses, non-interest expense only increased 53.9% when compared to 60.6% in asset growth. For the fourth quarter of 2013, our core efficiency ratio was 45.22% which is comparable to the 44.40% reported for fourth quarter of 2012. On December 6, 2013, the Company completed the integration of Liberty's operating systems. As a result, during 2014 the Company anticipates it will be able to continue achieving cost savings from the Liberty transaction.

Financial Condition

Total non-covered loans were $4.19 billion at December 31, 2013 compared to $2.33 billion at December 31, 2012.  Total covered loans were $282.5 million at December 31, 2013 compared to $384.9 million at December 31, 2012.  Total deposits were $5.39 billion at December 31, 2013 compared to $3.48 billion at December 31, 2012.  Total assets were $6.81 billion at December 31, 2013 compared to $4.24 billion at December 31, 2012. All of these increases are primarily related to the acquisition of Liberty during the fourth quarter of 2013.

Non-performing non-covered loans were $38.3 million as of December 31, 2013, of which $20.3 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 0.91% as of December 31, 2013 compared to 1.17% as of December 31, 2012.  Non-performing non-covered assets were $68.4 million as of December 31, 2013, of which $24.9 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 1.07% as of December 31, 2013 compared to 1.30% as of December 31, 2012.

The Company's allowance for loan losses for non-covered loans was $39.0 million at December 31, 2013, or 0.93% of total non-covered loans, compared to $45.2 million, or 1.94% of total non-covered loans, at December 31, 2012. As of December 31, 2013 and 2012, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 4.89% and 5.26%, respectively. As of December 31, 2013 and 2012, the Company's allowance for loan losses for non-covered loans was 102% and 166% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $841.0 million at December 31, 2013 compared to $515.5 million at December 31, 2012, an increase of $325.5 million. During the fourth quarter of 2013, the Company issued $290.1 million of common stock to the shareholders of Liberty. Book value per common share was $12.92 at December 31, 2013 compared to $9.17 (split adjusted) at December 31, 2012. Tangible book value per common share was $7.94 at December 31, 2013 compared to $7.99 and $7.43 (split adjusted) at September 30, 2013 and December 31, 2012, respectively. Excluding the decline of accumulated other comprehensive income (i.e. UGL on investments) in equity and the quarterly dividend on the common stock the December 31, 2013 tangible book value would have increased by $0.07 from the amount reported as of September 30, 2013.

Branches

During the fourth quarter of 2013, the Company acquired 46 Arkansas locations as a result of Liberty. In an effort to achieve efficiencies from this transaction, the Company subsequently closed or merged 4 locations. Also during the fourth quarter of 2013, the Company closed one branch in Panama City, Florida. The Company currently has no plans for additional de novo branch locations. During the first quarter of 2014, the Company has plans to close one branch in Panacea, Florida. The Company currently has 88 branches in Arkansas, 53 branches in Florida and 7 branches in Alabama.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 16, 2014. Interested parties can listen to this call by calling 1-888-317-6016 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10038852, which will be available until January 24, 2014 at 8:00 a.m. CT (9:00 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Arkansas, Florida and South Alabama. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2013	2013	2013	2013	2012

ASSETS

Cash and due from banks	$ 104,005	$ 77,261	$ 75,148	$ 95,604	$ 101,972
Interest-bearing deposits with other banks	61,529	35,080	97,576	206,753	129,883
Cash and cash equivalents	165,534	112,341	172,724	302,357	231,855
Federal funds sold	4,275	10,700	2,475	2,850	17,148
Investment securities - available-for-sale	1,175,484	839,560	736,406	724,929	726,223
Investment securities - held-to-maturity	114,621	9,528	--	--	--
Loans receivable not covered by loss share	4,194,437	2,378,838	2,339,242	2,309,146	2,331,199
Loans receivable covered by FDIC loss share	282,516	308,072	329,802	358,669	384,884
Allowance for loan losses	(43,815)	(38,748)	(41,450)	(45,935)	(50,632)
Loans receivable, net	4,433,138	2,648,162	2,627,594	2,621,880	2,665,451
Bank premises and equipment, net	197,224	119,637	119,737	117,534	113,883
Foreclosed assets held for sale not covered by loss share	29,869	14,158	15,985	18,861	20,393
Foreclosed assets held for sale covered by FDIC loss share	20,999	24,320	27,073	29,928	31,526
FDIC indemnification asset	89,611	101,192	116,071	126,275	139,646
Cash value of life insurance	63,501	59,602	59,401	59,185	59,219
Accrued interest receivable	22,944	14,275	14,424	14,367	16,305
Deferred tax asset, net	89,412	46,045	46,655	40,907	46,998
Goodwill	301,736	85,681	85,681	85,681	85,681
Core deposit and other intangibles	22,298	9,655	10,457	11,259	12,061
Other assets	81,215	66,450	56,654	69,494	75,741
Total assets	$ 6,811,861	$ 4,161,306	$ 4,091,337	$ 4,225,507	$ 4,242,130

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 991,161	$ 757,328	$ 733,374	$ 717,830	$ 666,414
Savings and interest-bearing transaction accounts	2,792,423	1,683,010	1,735,280	1,810,957	1,784,047
Time deposits	1,609,462	808,480	856,581	936,649	1,032,991
Total deposits	5,393,046	3,248,818	3,325,235	3,465,436	3,483,452
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	160,984	71,307	73,461	77,194	66,278
FHLB borrowed funds	350,661	270,232	130,251	130,369	130,388
Accrued interest payable and other liabilities	5,389	22,714	25,787	21,020	17,672
Subordinated debentures	60,826	3,093	3,093	3,093	28,867
Total liabilities	5,970,906	3,616,164	3,557,827	3,697,112	3,726,657

Stockholders' equity
Common stock	651	563	562	281	281
Capital surplus	708,058	417,627	416,795	416,741	416,354
Retained earnings	136,386	128,316	114,172	100,730	86,837
Accumulated other comprehensive income (loss)	(4,140)	(1,364)	1,981	10,643	12,001
Total stockholders' equity	840,955	545,142	533,510	528,395	515,473
Total liabilities and stockholders' equity	$ 6,811,861	$ 4,161,306	$ 4,091,337	$ 4,225,507	$ 4,242,130

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2013	2013	2013	2013	2012	2013	2012

Interest income
Loans	$ 65,338	$ 45,003	$ 44,036	$ 44,159	$ 41,203	$ 198,536	$ 159,359
Investment securities
Taxable	4,760	2,645	2,490	2,403	2,708	12,298	11,226
Tax-exempt	1,554	1,507	1,467	1,481	1,544	6,009	6,154
Deposits - other banks	51	19	86	98	52	254	379
Federal funds sold	14	2	6	7	9	29	17

Total interest income	71,717	49,176	48,085	48,148	45,516	217,126	177,135

Interest expense
Interest on deposits	3,320	1,810	2,129	2,485	2,877	9,744	14,989
Federal funds purchased	1	3	--	--	1	4	1
FHLB borrowed funds	915	910	1,012	1,004	1,030	3,841	4,364
Securities sold under agreements to repurchase	171	87	86	80	79	424	407
Subordinated debentures	255	16	17	230	247	518	1,774

Total interest expense	4,662	2,826	3,244	3,799	4,234	14,531	21,535

Net interest income	67,055	46,350	44,841	44,349	41,282	202,595	155,600
Provision for loan losses	4,330	--	850	--	1,250	5,180	2,750
Net interest income after provision for loan losses	62,725	46,350	43,991	44,349	40,032	197,415	152,850

Non-interest income
Service charges on deposit accounts	6,001	4,072	4,088	3,709	4,062	17,870	15,069
Other service charges and fees	5,415	3,671	3,479	3,437	3,062	16,002	12,428
Mortgage lending income	1,470	1,527	1,619	1,372	1,461	5,988	5,192
Insurance commissions	778	519	444	679	368	2,420	1,869
Income from title services	122	156	136	109	133	523	462
Increase in cash value of life insurance	235	203	218	180	202	836	873
Dividends from FHLB, FRB, bankers' bank & other	273	179	401	175	635	1,028	1,167
Gain on acquisitions	--	--	--	--	5,205	--	5,205
Gain on sale of SBA loans	--	79	--	56	--	135	404
Gain (loss) on sale of premises & equip, net	(315)	303	394	15	(30)	397	324
Gain (loss) on OREO, net	347	777	441	86	121	1,651	(49)
Gain (loss) on securities, net	--	--	111	--	(1)	111	9
FDIC indemnification accretion/amortization, net	(2,949)	(3,177)	(2,283)	(1,992)	229	(10,401)	1,721
Other income	840	1,009	757	1,199	740	3,805	3,295

Total non-interest income	12,217	9,318	9,805	9,025	16,187	40,365	47,969

Non-interest expense
Salaries and employee benefits	19,504	12,981	12,957	12,952	12,348	58,394	47,289
Occupancy and equipment	5,670	4,010	3,894	3,594	3,712	17,168	14,500
Data processing expense	1,538	1,114	1,231	1,510	1,331	5,393	4,930
Other operating expenses	28,162	8,610	7,773	7,807	12,186	52,352	35,649

Total non-interest expense	54,874	26,715	25,855	25,863	29,577	133,307	102,368

Income before income taxes	20,068	28,953	27,941	27,511	26,642	104,473	98,451
Income tax expense	7,118	10,590	10,282	9,963	9,703	37,953	35,429
Net income available to all shareholders	$ 12,950	$ 18,363	$ 17,659	$ 17,548	$ 16,939	$ 66,520	$ 63,022

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2013	2013	2013	2013	2012	2013	2012

PER SHARE DATA

Diluted earnings per common share	$ 0.19	$ 0.33	$ 0.31	$ 0.31	$ 0.30	$ 1.14	$ 1.11
Diluted earnings per common share excluding intangible amortization	0.21	0.33	0.32	0.32	0.31	1.18	1.14
Basic earnings per common share	0.19	0.33	0.32	0.31	0.30	1.15	1.12
Dividends per share - common	0.075	0.075	0.075	0.065	0.130	0.290	0.290
Book value per common share	12.92	9.69	9.49	9.40	9.17	12.92	9.17
Tangible book value per common share	7.94	7.99	7.78	7.67	7.43	7.94	7.43

STOCK INFORMATION

Average common shares outstanding	62,865	56,256	56,234	56,222	56,145	57,908	56,274
Average diluted shares outstanding	63,234	56,620	56,577	56,535	56,486	58,252	56,630
End of period common shares outstanding	65,082	56,278	56,243	56,229	56,213	65,082	56,213

ANNUALIZED PERFORMANCE METRICS

Return on average assets	0.83%	1.80%	1.71%	1.70%	1.67%	1.43%	1.58%
Return on average assets excluding intangible amortization	0.91%	1.89%	1.80%	1.79%	1.75%	1.52%	1.66%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	2.86%	3.09%	2.93%	2.77%	2.88%	2.91%	2.72%
Return on average common equity	6.68%	13.63%	13.27%	13.68%	13.19%	11.27%	12.75%
Return on average tangible common equity excluding intangible amortization	10.83%	17.04%	16.65%	17.29%	16.46%	15.26%	15.87%
Efficiency ratio	66.73%	45.67%	44.98%	46.03%	49.21%	52.44%	47.88%
Core efficiency ratio	45.22%	44.76%	45.76%	46.39%	44.40%	45.49%	45.73%
Net interest margin - FTE	5.09%	5.41%	5.18%	5.15%	4.86%	5.19%	4.70%
Fully taxable equivalent adjustment	$ 1,133	$ 1,073	$ 1,051	$ 1,075	$ 1,122	$ 4,332	$ 4,475
Total revenue	83,934	58,494	57,890	57,173	61,703	257,491	225,104

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 12,950	$ 18,363	$ 17,659	$ 17,548	$ 16,939	$ 66,520	$ 63,022
Intangible amortization after-tax	740	487	488	487	452	2,202	1,678
Earnings excluding intangible amortization	$ 13,690	$ 18,850	$ 18,147	$ 18,035	$ 17,391	$ 68,722	$ 64,700

GAAP diluted earnings per share	$ 0.19	$ 0.33	$ 0.31	$ 0.31	$ 0.30	$ 1.14	$ 1.11
Intangible amortization after-tax	0.02	--	0.01	0.01	0.01	0.04	0.03
Diluted earnings per share excluding intangible amortization	$ 0.21	$ 0.33	$ 0.32	$ 0.32	$ 0.31	$ 1.18	$ 1.14

OTHER OPERATING EXPENSES

Advertising	$ 653	$ 363	$ 120	$ 693	$ 549	$ 1,829	$ 2,447
Merger and acquisition expenses	17,315	1,034	1	28	5,169	18,378	7,157
Amortization of intangibles	1,218	802	802	802	743	3,624	2,761
Electronic banking expense	1,458	926	960	863	845	4,207	3,175
Directors' fees	179	188	210	190	196	767	807
Due from bank service charges	179	136	168	133	124	616	536
FDIC and state assessment	858	684	677	630	571	2,849	2,313
Insurance	756	572	555	566	501	2,449	1,774
Legal and accounting	450	227	394	322	225	1,393	1,065
Other professional fees	561	404	490	473	392	1,928	1,655
Operating supplies	455	309	332	343	299	1,439	1,134
Postage	295	212	231	207	216	945	896
Telephone	375	291	291	303	282	1,260	1,074
Other expense	3,410	2,462	2,542	2,254	2,074	10,668	8,855

Total other operating expenses	$ 28,162	$ 8,610	$ 7,773	$ 7,807	$ 12,186	$ 52,352	$ 35,649

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2013	2013	2013	2013	2012

BALANCE SHEET RATIOS

Total loans to total deposits	83.01%	82.70%	80.27%	76.98%	77.97%
Common equity to assets	12.3%	13.1%	13.0%	12.5%	12.2%
Tangible common equity to tangible assets	8.0%	11.1%	10.9%	10.5%	10.1%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 37,642	$ 40,498	$ 42,302	$ 45,170	$ 47,292
Loans charged off	2,417	5,101	3,361	3,318	3,739
Recoveries of loans previously charged off	358	2,245	807	450	367
Net loans charged off	2,059	2,856	2,554	2,868	3,372
Provision for loan losses	3,439	--	750	--	1,250
Balance, end of period	$ 39,022	$ 37,642	$ 40,498	$ 42,302	$ 45,170

Discount for credit losses on non-covered loans acquired	174,637	77,413	80,322	80,305	81,717
Net charge-offs on loans not covered by loss share to average non-covered loans	0.22%	0.48%	0.44%	0.50%	0.61%
Allowance for loan losses for non-covered loans to total non-covered loans	0.93%	1.58%	1.73%	1.83%	1.94%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	4.89%	4.68%	4.99%	5.13%	5.26%

Covered
Balance, beginning of period	$ 1,106	$ 952	$ 3,633	$ 5,462	$ 7,148
Loans charged off	287	--	3,187	1,840	1,688
Recoveries of loans previously charged off	29	154	6	11	2
Net loans charged off	258	(154)	3,181	1,829	1,686
Provision for loan losses before benefit attributable to FDIC loss share agreements	3,945	--	500	--	--
Benefit attributable to FDIC loss share agreements	(3,054)	--	(400)	--	--
Net provision for loan losses	891	--	100	--	--
Increase in FDIC indemnification asset	3,054	--	400	--	--
Balance, end of period	$ 4,793	$ 1,106	$ 952	$ 3,633	$ 5,462

Total Allowance for Loan Losses	$ 43,815	$ 38,748	$ 41,450	$ 45,935	$ 50,632

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 15,133	$ 17,187	$ 17,798	$ 19,078	$ 21,336
Non-covered loans past due 90 days or more	23,141	11,248	11,514	6,692	5,937
Total non-performing non-covered loans	38,274	28,435	29,312	25,770	27,273
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	29,869	14,158	15,985	18,861	20,393
Other non-performing non-covered assets	281	185	172	285	164
Total other non-performing non-covered assets	30,150	14,343	16,157	19,146	20,557
Total non-performing non-covered assets	$ 68,424	$ 42,778	$ 45,469	$ 44,916	$ 47,830

Allowance for loan losses for non-covered loans to non-performing non-covered loans	101.95%	132.38%	138.16%	164.15%	165.62%
Non-performing non-covered loans to total non-covered loans	0.91%	1.20%	1.25%	1.12%	1.17%
Non-performing non-covered assets to total non-covered assets	1.07%	1.15%	1.26%	1.21%	1.30%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2013	2013	2013	2013	2012

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 1,739,668	$ 1,026,937	$ 1,003,391	$ 1,014,301	$ 1,019,039
Construction/land development	562,667	314,232	281,994	254,673	254,800
Agricultural	81,618	31,906	31,119	34,288	32,513
Residential real estate loans
Residential 1-4 family	913,332	529,732	528,260	531,698	549,269
Multifamily residential	213,232	117,639	120,899	122,998	129,742
Total real estate	3,510,517	2,020,446	1,965,663	1,957,958	1,985,363
Consumer	69,570	30,478	32,671	33,823	37,462
Commercial and industrial	511,421	268,900	287,351	269,463	256,908
Agricultural	37,129	30,612	26,462	16,573	19,825
Other	65,800	28,402	27,095	31,329	31,641
Loans receivable not covered by loss share	$ 4,194,437	$ 2,378,838	$ 2,339,242	$ 2,309,146	$ 2,331,199

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 117,164	$ 134,843	$ 143,922	$ 155,345	$ 164,723
Construction/land development	48,388	51,492	56,447	58,384	66,713
Agricultural	1,232	1,253	1,784	2,256	2,282
Residential real estate loans
Residential 1-4 family	98,403	102,673	107,612	120,246	125,625
Multifamily residential	10,378	10,525	10,644	9,443	9,567
Total real estate	275,565	300,786	320,409	345,674	368,910
Consumer	20	17	20	28	39
Commercial and industrial	5,852	6,291	8,193	11,712	14,668
Agricultural	--	--	--	--	--
Other	1,079	978	1,180	1,255	1,267
Loans receivable covered by loss share	$ 282,516	$ 308,072	$ 329,802	$ 358,669	$ 384,884

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2013			September 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 85,360	$ 51	0.24%	$ 40,756	$ 19	0.18%
Federal funds sold	24,180	14	0.23%	4,411	2	0.18%
Investment securities - taxable	944,786	4,760	2.00%	579,867	2,645	1.81%
Investment securities - non-taxable - FTE	270,606	2,539	3.72%	183,341	2,462	5.33%
Loans receivable - FTE	3,994,744	65,486	6.50%	2,668,421	45,121	6.71%
Total interest-earning assets	5,319,676	72,850	5.43%	3,476,796	50,249	5.73%
Non-earning assets	894,828			569,829
Total assets	$ 6,214,504			$ 4,046,625

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,510,593	$ 1,245	0.20%	$ 1,691,077	$ 637	0.15%
Time deposits	1,430,625	2,075	0.58%	832,149	1,173	0.56%
Total interest-bearing deposits	3,941,218	3,320	0.33%	2,523,226	1,810	0.28%
Federal funds purchased	552	1	0.00%	1,511	3	0.00%
Securities sold under agreement to repurchase	135,569	171	0.50%	73,924	87	0.47%
FHLB borrowed funds	357,922	915	1.01%	144,467	910	2.50%
Subordinated debentures	46,393	255	2.18%	3,093	16	2.05%
Total interest-bearing liabilities	4,481,654	4,662	0.41%	2,746,221	2,826	0.41%
Non-interest bearing liabilities
Non-interest bearing deposits	931,918			738,526
Other liabilities	31,312			27,315
Total liabilities	5,444,884			3,512,062
Shareholders' equity	769,620			534,563
Total liabilities and shareholders' equity	$ 6,214,504			$ 4,046,625
Net interest spread			5.02%			5.32%
Net interest income and margin - FTE		$ 68,188	5.09%		$ 47,423	5.41%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 102,777	$ 254	0.25%	$ 165,862	$ 379	0.23%
Federal funds sold	13,619	29	0.21%	7,175	17	0.24%
Investment securities - taxable	665,495	12,298	1.85%	580,826	11,226	1.93%
Investment securities - non-taxable - FTE	198,198	9,814	4.95%	158,231	10,023	6.33%
Loans receivable - FTE	3,005,470	199,063	6.62%	2,490,901	159,965	6.42%
Total interest-earning assets	3,985,559	221,458	5.56%	3,402,995	181,610	5.34%
Non-earning assets	668,656			575,728
Total assets	$ 4,654,215			$ 3,978,723

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,939,497	$ 3,437	0.18%	$ 1,501,093	$ 3,572	0.24%
Time deposits	1,038,246	6,307	0.61%	1,148,072	11,417	0.99%
Total interest-bearing deposits	2,977,743	9,744	0.33%	2,649,165	14,989	0.57%
Federal funds purchased	520	4	0.00%	273	1	0.00%
Securities sold under agreement to repurchase	88,081	424	0.48%	67,040	407	0.61%
FHLB borrowed funds	191,258	3,841	2.01%	136,312	4,364	3.20%
Subordinated debentures	19,938	518	2.60%	39,852	1,774	4.45%
Total interest-bearing liabilities	3,277,540	14,531	0.44%	2,892,642	21,535	0.74%
Non-interest bearing liabilities
Non-interest bearing deposits	761,540			569,017
Other liabilities	25,071			22,946
Total liabilities	4,064,151			3,484,605
Shareholders' equity	590,064			494,118
Total liabilities and shareholders' equity	$ 4,654,215			$ 3,978,723
Net interest spread			5.12%			4.60%
Net interest income and margin - FTE		$ 206,927	5.19%		$ 160,075	4.70%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770